MCGLADREY & PULLEN, LLP
                  Certified Public Accountants and Consultants



                        CONSENT OF INDEPENDENT AUDITORS


         We hereby consent to the use of our reports dated April 28, 1995 on the financial statements of Templeton Growth and Income Fund, Templeton Global Infrastructure Fund and Templeton Americas Government Securities Fund, series Templeton Global Investment Trust, referred to therein, which appears in the 1995 Annual Reports to Shareholders and which are incorporated herein by reference, in Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A, File No. 33-73244 as filed with the Securities and Exchange Commission.


         We also consent to the reference to our firm in the Statement of Additional Information under the caption "Independent Accountants."




                                                   /s/MCGLADREY & PULLEN, LLP
                                                      McGladrey & Pullen, LLP



New York, New York
October 18, 1995



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